EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements on Form S-8 (Nos. 333-54766-99 and 333-127348) pertaining to the Amended and Restated Ashland Inc. Incentive Plan,

2.	Registration Statement on Form S-8 (No. 333-131792) pertaining to the 2006 Ashland Inc. Incentive Plan,

3.	Registration Statements on Form S-8 (Nos. 333-172019 and 333-186408) pertaining to the Amended and Restated 2011 Ashland Inc. Incentive Plan,

4.	Registration Statement on Form S-8 (No. 333-201895) pertaining to the Amended and Restated 2015 Ashland Inc. Incentive Plan,

5.	Registration Statement on Form S-8 (No. 333-201053) pertaining to the Inducement Restricted Stock Award,

6.	Registration Statement on Form S-8 (No. 33-62091-99) pertaining to the Ashland Inc. Deferred Compensation Plan,

7.	Registration Statement on Form S-8 (No. 33-52125-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors,

8.	Registration Statement on Form S-8 (No. 333-122269-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Employees (2005),

9.	Registration Statement on Form S-8 (No. 333-122270-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005),

10.	Registration Statements on Form S-8 (Nos. 33-32612-99, 333-157040 and 333-203840) pertaining to the Ashland Inc. Employee Savings Plan,

11.	Registration Statement on Form S-8 (No. 33-49907-99) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan,

12.
Registration Statement on Form S-8 (No. 333-155386) pertaining to the Hercules Incorporated Amended and Restated Long Term Incentive Compensation Plan and the Hercules Incorporated Omnibus Equity Compensation Plan for Non-Employee Directors,

13.	Registration Statements on Form S-8 (Nos. 333-155396 and 333-203840) pertaining to the Ashland Inc. Union Employee Savings Plan, and

14.	Registration Statements on Form S-8 (Nos. 333-184109 and 333-203840) pertaining to the International Specialty Products Inc. 401(k) Plan,

of our reports dated November 20, 2015, with respect to the consolidated financial statements of Ashland Inc. and Consolidated Subsidiaries and the effectiveness of internal control over financial reporting of Ashland Inc. and Consolidated Subsidiaries included in this Annual Report (Form 10-K) of Ashland Inc. for the year ended September 30, 2015.

/s/ Ernst & Young LLP

Cincinnati, Ohio
November 20, 2015